KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY – September 8, 2010 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in North America.

Effective October 1, 2010, or as permitted by contract, prices for all Kronos® titanium dioxide products sold in North America will be increased by US$0.08 per pound (or equivalent in other currencies).

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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